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                                                             EXHIBIT 1.1

                                  22,000,000 SHARES


                               UNIONBANCAL CORPORATION

                                     COMMON STOCK




                                UNDERWRITING AGREEMENT



__________ __, 1999

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                                                      __________ __, 1999



Morgan Stanley & Co. Incorporated
Lehman Brothers Inc.
J.P. Morgan Securities Inc.
Salomon Smith Barney Inc.
c/o  Morgan Stanley & Co. Incorporated
     1585 Broadway
     New York, New York 10036

Morgan Stanley & Co. International Limited
Lehman Brothers International (Europe)
J.P. Morgan Securities Ltd.
Salomon Brothers International Limited
Tokyo-Mitsubishi International
c/o  Morgan Stanley & Co. International Limited
     25 Cabot Square
     Canary Wharf
     London E14 4QA
     England

Ladies and Gentlemen:

     The Bank of Tokyo-Mitsubishi, Ltd., a Japanese corporation ("BTM"), proposes to sell to the several Underwriters (as defined below) 22,000,000 shares (the "FIRM SHARES") of the Common Stock, of UnionBanCal Corporation, a California corporation ("UNBC").

     It is understood that, subject to the conditions hereinafter stated, 17,600,000 Firm Shares (the "U.S. FIRM SHARES") will be sold to the several U.S. Underwriters named in Schedule I hereto (the "U.S. UNDERWRITERS") in connection with the offering and sale of such U.S. Firm Shares in the United States and Canada to United States and Canadian Persons (as such terms are defined in the Agreement Between U.S. and International Underwriters of even date herewith), and 4,400,000 Firm Shares (the "INTERNATIONAL SHARES") will be sold to the several International Underwriters named in Schedule II hereto (the "INTERNATIONAL UNDERWRITERS") in connection with the offering and sale of such International Shares outside the United States and Canada to persons other than United States and Canadian Persons. Morgan Stanley & Co. Incorporated,

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Lehman Brothers Inc., J.P. Morgan Securities Inc. and Salomon Smith Barney
Inc. shall act as representatives (the "U.S. REPRESENTATIVES") of the several U.S. Underwriters, and Morgan Stanley & Co. International Limited, Lehman Brothers International (Europe), J.P. Morgan Securities Ltd., Salomon Brothers International Limited and Tokyo-Mitsubishi International plc. shall act as representatives (the "INTERNATIONAL REPRESENTATIVES") of the several International Underwriters. The U.S. Underwriters and the International Underwriters are hereinafter collectively referred to as the "UNDERWRITERS".

     BTM also proposes to sell to the several U.S. Underwriters not more than an additional 3,300,000 shares (the "ADDITIONAL SHARES") of the Common Stock of UNBC if and to the extent that the U.S. Representatives shall have determined to exercise, on behalf of the U.S. Underwriters, the right to purchase such shares of common stock granted to the U.S. Underwriters in
Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "SHARES". The shares of Common Stock of UNBC are hereinafter referred to as the "COMMON STOCK".

     UNBC has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement relating to the Shares. The registration statement contains two prospectuses to be used in connection with the offering and sale of the Shares: the U.S. prospectus, to be used in connection with the offering and sale of Shares in the United States and Canada to United States and Canadian Persons, and the international prospectus, to be used in connection with the offering and sale of Shares outside the United States and Canada to persons other than United States and Canadian Persons. The international prospectus is identical to the U.S. prospectus except that the international prospectus will contain a different front cover page. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "SECURITIES ACT"), is hereinafter referred to as the "REGISTRATION STATEMENT"; the U.S. prospectus and the international prospectus in the respective forms first used to confirm sales of Shares are hereinafter collectively referred to as the "PROSPECTUS". If UNBC has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "RULE 462 REGISTRATION STATEMENT"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement. Any reference herein to the term "Registration Statement" and "Prospectus" shall be deemed to include documents incorporated therein by reference.

          1. REPRESENTATIONS AND WARRANTIES. UNBC represents and warrants to and agrees with each of the Underwriters that:

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               (a)  The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of UNBC, threatened by the Commission.

               (b) (i) Each document, if any, filed or to be filed pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply, when so filed, in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus, as of its date, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to UNBC in writing by such Underwriter through you expressly for use therein.

               (c) UNBC has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on UNBC and its subsidiaries, taken as a whole (a "MATERIAL ADVERSE EFFECT"); all of the issued shares of capital stock of each subsidiary of UNBC have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by UNBC, free and clear of all liens, encumbrances, equities or claims;

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               (d)  Union Bank of California, N.A. ("UBOC") has been duly organized, is validly existing as an association in good standing under the laws of the jurisdiction of its organization, has the power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

               (e) This Agreement has been duly authorized, executed and delivered by UNBC.

               (f) The authorized capital stock of UNBC conforms as to legal matters to the description thereof contained in the Prospectus under "Description of Capital Stock".

               (g) The shares of Common Stock outstanding have been duly authorized and are validly issued, fully paid and non-assessable.

               (h) The execution and delivery by UNBC of, and the performance by UNBC of its obligations under, this Agreement will not contravene any provision of applicable law or the articles of incorporation or bylaws of UNBC or, except for violations that individually or in the aggregate would not result in a Material Adverse Effect, any agreement or other instrument binding upon UNBC or any of its subsidiaries that is material to UNBC and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over UNBC or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by UNBC of its obligations under this Agreement, (i) except such as have been obtained or may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares by the U.S. Underwriters, (ii) except such as have been obtained or may be required under the laws and regulations of jurisdictions outside the United States in which the International Shares are offered or
          (iii) except to the extent that the failure to so obtain would not individually or in the aggregate have a Material Adverse Effect.

               (i) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of UNBC and its subsidiaries, taken as a whole, from that set forth in the

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          Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

               (j) There are no legal or governmental proceedings pending or, to the knowledge of UNBC, threatened to which UNBC or any of its subsidiaries is a party or to which any of the properties of UNBC or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described, or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

               (k) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

               (l) UNBC is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

               (m) UNBC and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

               (n) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities

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          to third parties) which would, singly or in the aggregate, have a
          Material Adverse Effect.

               (o) There are no contracts, agreements or understandings between UNBC and any person granting such person the right to require UNBC to file a registration statement under the Securities Act with respect to any securities of UNBC or to require UNBC to include such securities with the Shares registered pursuant to the Registration Statement.

               (p) UNBC and each of its subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither UNBC nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of UNBC and its subsidiaries, taken as a whole, except as described in or contemplated by the Prospectus.

               (q) UNBC has reviewed its operations and that of its subsidiaries to evaluate the extent to which the business or operations of UNBC or any of its subsidiaries will be affected by the "Year 2000 Problem" (that is, any significant risk that UNBC's computer hardware or software applications and those of its subsidiaries will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or times periods occurring prior to January 1, 2000); as a result of such review, UNBC has no reason to believe, and does not believe, that (i) there are any issues related to UNBC's preparedness to address the Year 2000 Problem that are of a character required to be described or referred to in the Registration Statement or the Prospectus which have not been accurately described in the Registration Statement or the Prospectus and (ii) the Year 2000 Problem will have a material adverse effect on the condition, financial or otherwise, or on the earnings, business or operations of UNBC and its subsidiaries, taken as a whole, or result in any material loss or interference with the business or operations of UNBC and it subsidiaries, taken as a whole.

          2. REPRESENTATIONS AND WARRANTIES OF BTM. BTM represents and warrants to and agrees with each of the Underwriters that:

               (a) This Agreement has been duly authorized, executed and delivered by or on behalf of BTM.

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               (b)  The execution and delivery by BTM of, and the performance by BTM of its obligations under, this Agreement will not contravene any provision of applicable law, or the organizational documents of BTM, or any agreement or other instrument binding upon BTM or any judgment, order or decree of any governmental body, agency or court having jurisdiction over BTM, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by BTM of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

               (c) BTM has, and on the Closing Date will have, valid title to the Shares to be sold by BTM and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by BTM.

               (d) Delivery of the Shares to be sold by BTM pursuant to this Agreement against payment thereof, all in accordance with Sections 3 and 5 hereof, will pass title to such Shares free and clear of any security interests, claims, liens, equities and other encumbrances.

               (e) (i) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to UNBC in writing by such Underwriter through you expressly for use therein.

          3. AGREEMENTS TO SELL AND PURCHASE. BTM hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated,

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agrees, severally and not jointly, to purchase from BTM the respective numbers of Firm Shares set forth in Schedules I and II hereto opposite its names at U.S.$_____ a share ("PURCHASE PRICE").

     On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, BTM agrees to sell to the U.S. Underwriters the Additional Shares, and the U.S. Underwriters shall have a one-time right to purchase, severally and not jointly, up to 3,300,000 Additional Shares at the Purchase Price. If the U.S. Representatives, on behalf of the U.S. Underwriters, elect to exercise such option, the U.S. Representatives shall so notify BTM in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the U.S. Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each U.S. Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the U.S. Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of U.S. Firm Shares set forth in Schedule I hereto opposite the name of such U.S. Underwriter bears to the total number of U.S. Firm Shares.

     Each of UNBC and BTM hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by UNBC of shares of Common Stock or options to purchase Common Stock granted pursuant to employee or director benefit plans of UNBC of which the Underwriters have been advised in writing, (C) transactions by any person other than UNBC relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the offering of the Shares and (D) the sale of shares of Common

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Stock by BTM to UNBC pursuant to the Repurchase Agreement dated as of
February 8, 1999.

          4. TERMS OF PUBLIC OFFERING. Each of UNBC and BTM is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. Each of UNBC and BTM is further advised by you that the Shares are to be offered to the public initially at U.S.$_____ a share (the "PUBLIC OFFERING PRICE") and to certain dealers selected by you at a price that represents a concession not in excess of U.S.$____ a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of U.S.$____ a share, to any Underwriter or to certain other dealers.

          5. PAYMENT AND DELIVERY. Payment for the Firm Shares shall be made to BTM in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on __________ __, 1999, or at such other time on the same or such other date, not later than __________ __, 1999, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "CLOSING DATE."

     Payment for any Additional Shares shall be made to BTM in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the notice described in Section 3 hereof or at such other time on the same or on such other date, in any event not later than __________ __, 1999, as shall be designated in writing by the U.S. Representatives. The time and date of such payment are hereinafter referred to as the "OPTION CLOSING DATE."

      Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

          6. CONDITIONS TO THE UNDERWRITERS' OBLIGATIONS. The obligations of BTM to sell the Shares to the Underwriters and the several obligations of the

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Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 2:00 p.m., New York City time, on the date hereof.

     The several obligations of the Underwriters are subject to the following further conditions:

               (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

                    (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of UNBC's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                    (ii) there shall not have occurred any change, or any
               development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of UNBC and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

               (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of UNBC, to the effect set forth in Section 6(a)(i) hereof and to the effect that the representations and warranties of UNBC contained in this Agreement are true and correct as of the Closing Date and that UNBC has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

     The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

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               (c)  The Underwriters shall have received on the Closing Date an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for UNBC, dated the Closing Date, to the effect set forth in Exhibit A.

               (d) The Underwriters shall have received on the Closing Date an opinion of John H. McGuckin, Jr., Executive Vice President and General Counsel of UNBC, dated the Closing Date, to the effect set forth in Exhibit B.

               (e) The Underwriters shall have received on the Closing Date an opinion of Paul, Weiss, Rifkind, Wharton & Garrison, special U.S. counsel for BTM, dated the Closing Date, to the effect that:

                    (i) no consent, approval, authorization or order of, or qualification with, any Governmental Authority which has not been obtained, taken or made is required under Applicable Law for the execution and delivery by BTM of, or the performance by BTM of its obligations under, this Agreement, except such as have been obtained, taken or made or may be required by the securities or Blue Sky laws of the various states in connection with offer and sale of the Shares; "GOVERNMENTAL AUTHORITY" means any executive, legislative, judicial, administrative or regulatory body of the State of New York or the United States of America; "APPLICABLE LAW" means those laws, rules and regulations of the State of New York and the United States of America, in each case which in such counsel's experience are normally applicable to the transactions of this type contemplated by this Agreement;

                    (ii) assuming that the Underwriters are purchasing Shares without notice of adverse claim, delivery of the Shares to be sold by BTM pursuant to this Agreement against payment thereof, all in accordance with Sections 3 and 5 hereof, will pass title to such Shares free and clear of any security interests, claims, liens, equities and other encumbrances; PROVIDED, HOWEVER, that such counsel need not opine to any security interests, claims, liens, equities and other encumbrances arising under Japanese law; and

                    (iii) such counsel has no reason to believe that (except
               for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Selling Shareholder information in the Registration Statement at the time it became effective contained any untrue statement of a material fact or omitted to state a material fact

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               required to be stated therein or necessary to make the
               statements therein not misleading and has no reason to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Selling Shareholder information in the Prospectus, as of its date and as of the date such opinion is delivered, contained or contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (f) The Underwriters shall have received on the Closing Date an opinion of Hamada & Matsumoto, Japanese counsel for BTM, dated the Closing Date, to the effect that:

                    (i) this Agreement has been duly authorized, executed and delivered by or on behalf of BTM;

                    (ii) the execution and delivery by BTM of, and the performance by BTM of its obligations under, this Agreement will not contravene any provision of applicable Japanese law, or the organizational documents of BTM, or, to the best of such counsel's knowledge, any agreement or other instrument binding upon BTM or, to the best of such counsel's knowledge, any judgment, order or decree of any Japanese governmental body, agency or court having jurisdiction over BTM, and no consent, approval, authorization or order of, or qualification with, any Japanese governmental body or agency is required for the performance by BTM of its obligations under this Agreement;

                    (iii) BTM has valid title to the Shares to be sold by BTM
               and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by BTM; and

                    (iv) assuming that the Underwriters are purchasing Shares without notice of adverse claim, delivery of the Shares to be sold by BTM pursuant to this Agreement, against payment thereof, all in accordance with Sections 3 and 5 hereof, will pass title to such Shares free and clear of any security interests, claims, liens, equities and other encumbrances; PROVIDED, HOWEVER, that such counsel need not opine to any security interests, claims, liens,

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               equities and other encumbrances arising under the laws of the
               United States or any state thereof.

               (g) The Underwriters shall have received on the Closing Date an opinion of Davis Polk & Wardwell, special counsel for the Underwriters, dated the Closing Date with respect to such matters as the Underwriters may reasonably request.

                     With respect to Section 6(c) hereof, Skadden, Arps,
               Slate, Meagher & Flom LLP and Davis Polk & Wardwell, and with respect to Section 6(e)(iii) hereof, Paul, Weiss, Rifkind, Wharton & Garrison, may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto (other than the documents incorporated by reference) and review and discussion of the contents thereof (including documents incorporated therein by reference), but are without independent check or verification, except as specified.

                      With respect to Section 6(c) hereof, Skadden Arps,
               Slate, Meagher, & Flom LLP may rely, with respect to factual matters and to the extent such counsel deems appropriate, upon the representations of UNBC contained herein and in other documents and instruments. With respect to Sections 6(e) and 6(f) hereof, Paul, Weiss, Rifkind, Wharton & Garrison and Hamada & Matsumoto, respectively, may rely, (i) with respect to factual matters and to the extent such counsel deems appropriate, upon the representations of BTM contained herein and in other documents and instruments and (ii) with respect to matters involving the application of, in the case of Paul, Weiss, Rifkind, Wharton & Garrison, of Japanese law, or in the case of Hamada & Matsumoto, of U.S. law, and to the extent such counsels deem proper and to the extent specified in such opinion, upon the opinion of each other firm delivered to you pursuant to Sections 6(f) and 6(e) hereof, respectively.

                      The opinions of Skadden, Arps, Slate, Meagher & Flom
               LLP and Paul, Weiss, Rifkind, Wharton & Garrison described in
               Section 6(c) and 6(e) hereof, respectively, above shall be rendered to the Underwriters at the request of UNBC and shall so state therein.

               (h) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Deloitte & Touche LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; PROVIDED that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

               (i) The "lock-up" agreements, each substantially in the form of Exhibit C hereto, between you and the directors and certain officers of

          UNBC listed on Exhibit D hereto relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

               (j) The repurchases of shares of Common Stock shall have been consummated as described in the Prospectus.

               (k) The several obligations of the U.S. Underwriters to purchase Additional Shares hereunder are subject to the delivery to the U.S. Representatives on the Option Closing Date of such documents as they may reasonably request with respect to the good standing of UNBC, certain matters related to the sale of the Additional Shares.

          7. COVENANTS OF UNBC. In further consideration of the agreements of the Underwriters herein contained, UNBC covenants with each Underwriter as follows:

               (a) To furnish to you, without charge, ten conformed copies of the Registration Statement (including exhibits thereto and, upon request, documents incorporated therein by reference) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto but, upon request, including documents incorporated therein by reference) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the second business day next succeeding the date of this Agreement and during the period mentioned in
          Section 7(c) hereof, as many copies of the Prospectus, and any supplements and amendments thereto or to the Registration Statement as you may reasonably request. The terms "SUPPLEMENT" and "AMENDMENT" and "AMEND" as used in this Agreement shall include all documents subsequently filed by UNBC with the Commission pursuant to the Exchange Act that are deemed to be incorporated by reference in the Prospectus.

               (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object promptly after reasonable notice thereof, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

               (c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters (which counsel shall be reasonably acceptable to UNBC; PROVIDED that Davis Polk & Wardwell shall be acceptable to UNBC), the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to UNBC) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

               (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions in the United States as you shall reasonably request; PROVIDED that in connection therewith, UNBC shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

               (e) To make generally available to UNBC's security holders and to you as soon as practicable an earning statement covering the twelve-month period ending March 31, 2000 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

               (f) Not to waive its rights under any "lock-up" or similar agreement between UNBC and any shareholder of UNBC without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters.

          8. EXPENSES. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, each of UNBC and BTM, jointly and severally, agree to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of UNBC's counsel, UNBC's accountants and counsel for BTM in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (v) all costs and expenses, if any, incident to listing the Shares on the Nasdaq National Market or the New York Stock Exchange,
(vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of UNBC relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of UNBC, travel and lodging expenses of the representatives and officers of UNBC and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (ix) all other costs and expenses incident to the performance of the obligations of UNBC hereunder for which provision is not otherwise made in this Section 8. It is understood, however, that except as provided in this
Section 8, Section 9 hereof and the last paragraph of Section 11 hereof, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

     The provisions of this Section 8 shall not supersede or otherwise affect any agreement that UNBC and BTM may otherwise have for the allocation of such expenses among themselves.

          9. INDEMNITY AND CONTRIBUTION. (a) Each of UNBC and BTM, jointly and severally, agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if UNBC shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to UNBC in writing by such Underwriter through you expressly for use therein; PROVIDED, HOWEVER, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if UNBC shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability, unless such failure is the result of non-compliance by UNBC with Section 7(a) hereof.

               (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless UNBC, BTM, the directors of UNBC, the officers of UNBC who sign the Registration Statement and each person, if any, who controls UNBC or BTM within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from UNBC and BTM to such Underwriter, but only with reference to information relating to such Underwriter furnished to UNBC in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

               (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a) or 9(b) hereof, such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for UNBC, its directors, its officers who sign the Registration Statement and each person, if any, who controls the UNBC within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for BTM and all persons, if any, who control BTM within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons of any Underwriters, such firm shall be designated in writing by Morgan Stanley & Co. Incorporated. In the case of any such separate firm for UNBC, and such directors, officers and control persons of UNBC, such firm shall be designated in writing by UNBC. In the case of any such separate firm for BTM and such control persons of BTM, such firm shall be designated in writing by BTM. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph and the indemnifying party is not disputing in good faith the reasonableness of such fees and expenses of counsel, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and
(ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

               (d) To the extent the indemnification provided for in Section 9(a) or 9(b) hereof is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 9(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(d)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by UNBC and BTM on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by BTM and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of UNBC and BTM on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by UNBC or BTM or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

               (e) UNBC, BTM and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by PRO RATA allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d) hereof. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

               (f) The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of UNBC contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, BTM or any person controlling BTM, or UNBC, its officers or directors or any person controlling UNBC and (iii) acceptance of and payment for any of the Shares.

          10. TERMINATION. This Agreement shall be subject to termination by notice given by you to UNBC and BTM, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of UNBC shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses (i) through (iv) above, such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

          11. EFFECTIVENESS; DEFAULTING UNDERWRITERS. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

     If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I or Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; PROVIDED that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you, UNBC and BTM for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, UNBC or BTM. In any such case that does not result in termination, either you, UNBC or BTM shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of UNBC or BTM to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason UNBC or BTM shall be unable to perform its obligations under this Agreement, UNBC and BTM will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder, but UNBC and BTM shall then be under no further liability to any Underwriter except as provided in Sections 8 and 9 hereof.

          12. COUNTERPARTS. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          13. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

          14. HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                    Very truly yours,

                                    UNIONBANCAL CORPORATION


                                    By:
                                       ---------------------------------
                                         Name:
                                         Title:


                                    THE BANK OF TOKYO-MITSUBISHI, LTD.


                                    By:
                                       ---------------------------------
                                         Name:
                                         Title:


Accepted as of the date hereof

MORGAN STANLEY & CO.
  INCORPORATED
LEHMAN BROTHERS INC.
J.P. MORGAN SECURITIES INC.
SALOMON SMITH BARNEY INC.

Acting severally on behalf of themselves and the several U.S. Underwriters named in Schedule I hereto.

By:  Morgan Stanley & Co. Incorporated


By:
   ----------------------------------------
     Name:
     Title:

MORGAN STANLEY & CO.
  INTERNATIONAL LIMITED
LEHMAN BROTHERS INTERNATIONAL
  (EUROPE)
J.P. MORGAN SECURITIES LTD.
SALOMON BROTHERS INTERNATIONAL
  LIMITED
TOKYO-MITSUBISHI INTERNATIONAL PLC.

Acting severally on behalf of themselves and the several International Underwriters named in
  Schedule II hereto.

By:  Morgan Stanley & Co. International Limited


By:
     --------------------------------------------
     Name:
     Title:

                                                                      SCHEDULE I

                               U.S. UNDERWRITERS

                                                 NUMBER OF FIRM SHARES TO
                  UNDERWRITER                          BE PURCHASED
 Morgan Stanley & Co. Incorporated . . . . . .
 Lehman Brothers Inc.. . . . . . . . . . . . .
 J.P. Morgan Securities Inc. . . . . . . . . .
 Salomon Smith Barney Inc. . . . . . . . . . .
 [NAMES OF OTHER U.S. UNDERWRITERS]. . . . . .
      Total U.S. Firm Shares . . . . . . . . .

                                                                     SCHEDULE II

                           INTERNATIONAL UNDERWRITERS

                                                 NUMBER OF FIRM SHARES TO BE
                   UNDERWRITER                            PURCHASED
 Morgan Stanley & Co. International Limited. .
 Lehman Brothers International (Europe). . . .
 J.P. Morgan Securities Ltd. . . . . . . . . .
 Salomon Brothers International Limited  . . .

 Tokyo-Mitsubishi International plc. . . . . .
 [NAMES OF OTHER INTERNATIONAL CO-MANAGERS]. .
      Total International Firm Shares  . . . .